                                    AGREEMENT


          AGREEMENT (this "Agreement") dated January 23, 1996 among FIRST BANK SYSTEM, INC., a Delaware corporation ("FBS"), ELEVEN ACQUISITION CORP., a Delaware corporation and an indirect wholly-owned subsidiary of FBS ("Acquisition"), FIRST INTERSTATE BANCORP, a Delaware corporation ("FI"), and WELLS FARGO & COMPANY, a Delaware corporation ("Wells").

          WHEREAS, FBS, Acquisition and FI entered into an Agreement and Plan of Merger dated as of November 5, 1995 (the "Merger Agreement") providing, upon the terms and subject to the conditions contained in the Merger Agreement, for Acquisition to be merged with and into FI (the "Merger");

          WHEREAS, in connection with the Merger Agreement, FI and FBS entered into a Stock Option Agreement dated as of November 5, 1995 (the "FI Option Agreement") pursuant to which FI granted to FBS an irrevocable option (the "FI Stock Option") to purchase shares of FI Common Stock;

          WHEREAS, in connection with the Merger Agreement, FI and FBS entered into a Letter Agreement dated November 5, 1995 (the "FI Fee Agreement") pursuant to which FI agreed to pay FBS certain amounts under certain circumstances;

          WHEREAS, concurrently with the execution and delivery of this Agreement FI is terminating the Merger Agreement pursuant to Section 8.1(f) thereof and entering into an agreement and plan of merger with Wells (the "Wells Merger Agreement"); and

          WHEREAS, certain litigation is pending between the parties hereto;

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties do hereby agree as follows:

          1. PAYMENTS BY FI TO FBS. (a) FI irrevocably and unconditionally agrees to pay FBS as early as practicable on January 24, 1996, by wire transfer in immediately available funds, $125,000,000;

     (b) Upon the occurrence of an Acquisition Event (as defined in the FI Fee Agreement), FI irrevocably and unconditionally agrees to pay FBS, on the date of such occurrence, by wire transfer in immediately available funds, $75,000,000; and

     (c) The payment pursuant to Section 1(a) of this Agreement shall be in full satisfaction of FI's obligations under the FI Option Agreement and, to the extent provided in the Releases (as hereinafter defined), in satisfaction of any claims that FBS may have against FI and any other releasee for breach of the Merger Agreement and any claims that FBS may have against Wells for tortious interference with the contractual or prospective economic advantage resulting from the Merger Agreement, and the payments pursuant to Sections 1(a) and 1(b) of this Agreement shall be in full satisfaction of FI's obligations under the FI Fee Agreement.

          2. TERMINATION OF MERGER AGREEMENT AND PARENT AGREEMENTS. FBS, FI and Acquisition agree that the Merger Agreement is hereby terminated by FI in accordance with Section 8.1(f) thereof. FBS and FI further agree that the Parent Fee Letter and the Parent Option Agreement (as such terms are defined in the Merger Agreement) are terminated and rendered null and void effective immediately.

          3. TERMINATION OF FI OPTION AGREEMENT AND FI FEE AGREEMENT. FBS and FI agree that (i) FBS shall have no further rights under the FI Option Agreement and such agreement shall be terminated and rendered null and void effective immediately upon full and timely payment to FBS of the amount referred to in
Section 1(a) and (ii) FBS shall have no further rights under the FI Fee Agreement immediately upon full and timely payment to FBS of the amounts referred to in Sections 1(a) and 1(b) hereof. FBS and FI further agree that the FI Fee Agreement shall remain in full force and effect until the timely payment to FBS of the amount referred to in Section 1(b) hereof, PROVIDED, HOWEVER, that FBS agrees not to seek any amounts under the FI Fee Agreement unless and until the Wells Merger Agreement is terminated without consummation of an Acquisition Event involving Wells. FBS and FI further agree that if the Wells Merger Agreement is terminated after payment of the amount referred to in Section 1(a) and prior to the payment to FBS of the amount referred to in Section 1(b) hereof, $25 million of the amount paid to FBS pursuant to Section 1(a) hereof shall constitute payment pursuant to Section 2(a) of the FI Fee Agreement.

          4. RELEASE; WITHDRAWAL OF LITIGATION, REGULATORY FILINGS AND PROTESTS. Each of FBS, Acquisition, Wells and FI shall execute releases immediately upon execution of this Agreement, substantially in the form attached hereto as Exhibits A, B, C and D, as applicable (collectively the "Releases"). Each party hereto shall take all steps necessary promptly to withdraw or otherwise finally terminate with prejudice, without costs imposed on any party, all litigation initiated by such party and to which the Releases relate, including without limitation the cases set forth on Schedule 4. In addition, each party hereto will promptly withdraw any protest or opposition which it has filed with the Board of Governors of the Federal Reserve System or any other bank regulatory agency concerning any application filed by any other party hereto with any such agency. FBS further agrees that it shall promptly following the execution of this Agreement (i) withdraw its application filed with the Federal Reserve Bank of Minneapolis on November 10, 1995 for approval from the Federal Reserve Board of the Merger and the transactions contemplated thereby and all applications and/or notices filed with state regulatory authorities in connection with the Merger and (ii) withdraw or amend to be inapplicable to any merger between FBS and FI or any acquisition by FBS of FI its Registration Statement on Form S-4 (File No. 33-64447) filed on November 21, 1995 with the Securities and Exchange Commission, as amended by Amendment No. 1 thereto dated December 29, 1995.

          5. EFFECT OF TERMINATION; CONFIDENTIALITY. (a) FBS, Acquisition and FI agree that notwithstanding clause (ii) of Section 8.2 of the Merger Agreement, none of FBS, Acquisition or FI shall have any liabilities for any breach or alleged breach of the Merger

Agreement, including any willful breach.  As provided in clause (i) of said
Section 8.2, Sections 6.2(b), 8.2 and 9.3 of the Merger Agreement and the Confidentiality Agreement (as defined in said Section 6.2(b)) shall survive the termination of the Merger Agreement. Wells hereby agrees to be bound by the confidentiality undertakings and agreements of the Confidentiality Agreement, insofar as the Confidentiality Agreement relates to information supplied by FBS or its representatives to FI that becomes available to Wells, to the same extent as FI is so obligated pursuant thereto.

          (b) Each of FBS and FI shall, as promptly as practicable after the execution of this Agreement, (i) return to the other party or destroy all Evaluation Material (as such term is defined in the Confidentiality Agreement with respect to such party) in accordance with the terms of the Confidentiality Agreement, and (ii) jointly instruct Andersen Consulting ("Andersen") (A) not to issue its report with respect to technology integration as provided for in its letter agreement with FBS and FI (the "Andersen Agreement") and (B) to return to FBS or FI (as applicable) as promptly as practicable the information provided by such party to Andersen in connection with the preparation of such report and to destroy all materials derived from or containing such information. Each of FBS and FI shall bear one-half of the fees and expenses of Andersen payable under the Andersen Agreement.

          6. INDEMNIFICATION. Wells hereby agrees to indemnify and hold harmless FBS and Acquisition and their respective officers, directors, employees, agents and advisors (the "FBS Parties") against any and all liabilities, judgments, settlements, costs, reasonable expenses (including legal fees) (collectively, "Losses") arising out of or in connection with any claims (including, but not limited to, claims that have been or could have been asserted in actions pending prior to the date hereof) by or on behalf of any FI securityholders (or by any such securityholders on behalf or purportedly on behalf of FI), arising out of or in connection with the Merger Agreement, the FI Option Agreement, the FI Fee Agreement, this Agreement or the transactions contemplated thereby and hereby but, to the extent such Losses arise out of acts or omissions of FBS, only to the extent that such acts or omissions shall have been taken prior to the date hereof or are contemplated by this Agreement. FBS hereby agrees that it will, and will cause its affiliates to, cooperate with Wells in connection with any litigation or claims for which indemnification is sought pursuant to the preceding sentence. FBS and Acquisition further agree that they will not settle any such litigation without the prior written consent of Wells, which consent will not be unreasonably withheld. Wells also agrees to indemnify the FBS Parties against all reasonable legal fees or other expenses incurred in enforcing this Agreement. In addition, FI agrees promptly to reimburse FBS for legal expenses (not to exceed $225,000) incurred in connection with any such securityholder litigation prior to the date hereof.

          7. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF IN EACH

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

          8. VALIDITY; DUE AUTHORIZATION. Each party hereto represents and warrants to the others that it is duly authorized to execute and deliver this Agreement and the relevant Release, that no further corporate authorizations (including shareholder approvals or approval under Section 203 of the Delaware General Corporation Law) are required for such party's execution, delivery and performance of this Agreement and the relevant Release, and that this Agreement and such Release is a valid and binding obligation of such party.

          9. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable and no party shall take any action to impede the others from seeking to enforce such rights of specific performance.

          10. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt, shall be in writing and shall be delivered in person, by cable, telegram or telex, or by facsimile transmission as follows: (i) if to Wells, addressed to Wells Fargo & Co., 420 Montgomery Street, San Francisco, CA 94163 (Att: General Counsel) with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (Att: H. Rodgin Cohen, Esq.), (ii) if to FBS or Acquisition, addressed to First Bank System, Inc., 601 Second Avenue South, Minneapolis, Minnesota 55402 (Att: General Counsel) with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 (Att: Victor I. Lewkow, Esq.), (iii) if to FI, addressed to First Interstate Bancorp, 633 West Fifth Street, Los Angeles, CA 90071 (Att: General Counsel) with a copy to Skadden, Arps, Meagher & Flom, 919 Third Avenue, New York, New York 10022 (Att: Fred B. White, III, Esq.) or (iv) or to such other address as any party may have furnished to the others in writing in accordance herewith.

          11. GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. Any suit brought hereon and any and all legal proceedings to enforce this Agreement, whether in contract, tort, equity or otherwise, shall be brought in the Court of Chancery of the State of Delaware to the extent such court has subject matter jurisdiction of such suit, and otherwise in the Superior Court of the State of Delaware, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 10 hereof or in any other manner authorized by Delaware law, and agrees that a final judgment in any such action or proceeding, no longer subject to any appeal, shall be conclusive.

          12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          13. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

          14. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the parties hereto affected thereby, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to departure therefrom.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.



FIRST BANK SYSTEM, INC.            FIRST INTERSTATE BANCORP



By: /s/ Lee R. Mitau               By: /s/ Theodore F. Craver, Jr.
    --------------------------         ---------------------------
    Name: Lee R. Mitau                 Name: Theodore F. Craver, Jr.
    Title: Executive Vice              Title: EVP and Treasurer
     President, General
     Counsel & Secretary

ELEVEN ACQUISITION CORP.           WELLS FARGO & COMPANY



By: /s/ Lee R. Mitau               By: /s/ Guy Rounsaville, Jr.
    --------------------------         --------------------------
    Name: Lee R. Mitau                 Name: Guy Rounsaville, Jr.
    Title: Executive Vice              Title: General Counsel
     President & Secretary

                                   Schedule 4


1. Wells Fargo & Company v. First Interstate Bancorp, First Bank System, Inc., Eleven Acquisition Corp., John E. Bryson, Edward M. Carson, Jewel Plummer Cobb, Ralph P. Davison, Myran Du Bain, Don C. Frisbee, George M. Keller, Thomas L. Lee, William F. Miller, William S. Randall, Stephen B. Sample, Forrest N. Shumway, William E. B. Siart, Richard J. Stegemier, and Daniel
     M. Tellep, C.A. No. 14696, filed November 13, 1995, in the Court of Chancery of the State of Delaware in and for New Castle County.

2. First Bank System, Inc. and Eleven Acquisition Corp. v. Wells Fargo & Company, C.A. No. 95-787, filed December 14, 1995 in the United States District Court for the District of Delaware, counterclaims filed by Wells Fargo & Company on December 22, 1995.

3. First Interstate Bancorp v. Wells Fargo & Company, Paul Hazen, H. Jesse Arnelle, William R. Breuner, William S. Davila, Rayburn S. Dezember, Robert
     K. Jaedicke, Ellen M. Newman, Philip J. Quigley, Carl E. Reichardt, Donald
     B. Rice, Susan G. Swenson, Chang-Lin Tien, John A. Young and William F. Zuendt, C.A. No. 95-800, filed December 18, 1995 in the United States District Court for the District of Delaware, counterclaims filed by Wells Fargo & Company on December 22, 1995.

4. First Bank System, Inc. and Eleven Acquisition Corp. v. Wells Fargo & Company, Case No. BC 142972, filed January 22, 1996 in the Superior Court for the State of California for the County of Los Angeles.

                                                                       EXHIBIT A


                                 LIMITED RELEASE


          First Bank System, Inc. and Eleven Acquisition Corp. ("RELEASORS"), for valuable consideration, including the release of even date executed by Wells Fargo & Company in favor of RELEASORS, the receipt of which is hereby acknowledged, release and discharge Wells Fargo & Company, its subsidiaries and affiliates and their present and former directors, officers, stockholders, employees, agents, attorneys, successors and assigns (collectively, with Wells Fargo & Company, "RELEASEES") from all actions, accounts, agreements, bonds, bills, causes of action, claims, covenants, contracts, controversies, damages, demands, debts, dues, extents, expenses, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, equity or otherwise, known or unknown ("CLAIMS"), which against the RELEASEES or any of them, the RELEASORS, their successors, affiliates and assigns, or anyone claiming through or under any of them, ever had or now have, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with any of the Agreement and Plan of Merger dated as of November 5, 1995 among First Bank System, Inc., Eleven Acquisition Corp., and First Interstate Bancorp, the related Termination Fee Agreements, Stock Option Agreements, Confidentiality Agreement (as that term is defined in the Merger Agreement) and other related agreements, the transactions contemplated thereby, the Exchange Offer, Proxy Solicitation and Consent Solicitation announced by Wells Fargo & Company on November 13, 1995, the transactions contemplated thereby, and the acquisition of First Interstate Bancorp by Wells Fargo &

Company, including without limitation all CLAIMS that were or could have been asserted in the actions captioned WELLS FARGO & COMPANY V. FIRST INTERSTATE BANCORP, ET AL., No. 14696 (Delaware Court of Chancery), FIRST BANK SYSTEM, INC. ET ANO. V. WELLS FARGO & COMPANY, No. 95-787 (United States District Court for the District of Delaware), FIRST INTERSTATE BANCORP V. WELLS FARGO & COMPANY ET AL., No. 95-800 (United States District Court for the District of Delaware), FIRST BANK SYSTEM, INC., ET ANO. V. WELLS FARGO & COMPANY (California Superior Court, County of Los Angeles), No. BC142972, JAMES T. WILLIAMSON, ET AL. V. FIRST INTERSTATE BANCORP, ET AL. , No. 95-810 (United States District Court for the District of Delaware), IN RE FIRST INTERSTATE BANCORP SHAREHOLDER LITIGATION, No. 14623 (Delaware Court of Chancery), HOWARD KAPLIN, DERIVATIVELY ON BEHALF OF FIRST INTERSTATE BANCORP, INC. V. JOHN E. BRYSON, ET AL., No. 95-7954 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. 95-8047 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. BC139665, (California Superior Court, County of Los Angeles), other than any CLAIMS arising with respect to any breach that occurs on or after the date hereof of the Confidentiality Agreement, the Agreement of even date executed by First Bank System, Inc., Eleven Acquisition Corp., First Interstate Bancorp, and Wells Fargo & Company, or Sections 6.2(b), 8.2 or 9.3 of the Merger Agreement.

          To ensure that this RELEASE is enforced in accordance with its terms, the RELEASORS and the RELEASEES hereby acknowledge that each of them is familiar with section 1542 of the Civil Code of California and knowingly and voluntarily waives any rights or protections afforded by that Section, which provides as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The RELEASORS and the RELEASEES also knowingly and voluntarily waive all rights and benefits they may have under comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.

          This RELEASE is governed by and shall be construed and interpreted in accordance with the laws of the State of New York.

          This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASORS and the RELEASEES.

          IN WITNESS WHEREOF, the RELEASORS have executed this RELEASE on the 23rd day of January, 1996.



FIRST BANK SYSTEM, INC.            ELEVEN ACQUISITION CORP.



By: /s/ Lee R. Mitau               By: /s/ Lee R. Mitau
    --------------------------         --------------------------


Name:   Lee R. Mitau              Name:    Lee R. Mitau
      ------------------------           ------------------------


Title: EVP, Gen. Counsel and
        Secretary                  Title: EVP and Secretary
       -----------------------            -----------------------

STATE OF MINNESOTA  )
                    )
COUNTY OF HENNEPIN  )


               On January 23, 1996 before me personally came Lee R. Mitau, to me known, who, being by me duly sworn, did depose and state that he is the EVP, General Counsel and Secretary of First Bank System, Inc. and the EVP and Secretary of Eleven Acquisition Corp., the entities described in and that executed the foregoing RELEASE and that he is duly authorized by the Boards of Directors of First Bank System, Inc. and Eleven Acquisition Corp. to execute said RELEASE on behalf of First Bank System, Inc. and Eleven Acquisition Corp.

[STAMP]

                              /s/ Rae Jean Armstrong
                              ------------------------------
                              Notary Public

                                                                       EXHIBIT B


                                 LIMITED RELEASE


          First Bank System, Inc. and Eleven Acquisition Corp. ("RELEASORS"), for valuable consideration, including the release of even date executed by First Interstate Bancorp in favor of RELEASORS, the receipt of which is hereby acknowledged, release and discharge First Interstate Bancorp, its subsidiaries and affiliates and their present and former directors, officers, stockholders, employees, agents, attorneys, successors and assigns (collectively, with First Interstate Bancorp, "RELEASEES") from all actions, accounts, agreements, bonds, bills, causes of action, claims, covenants, contracts, controversies, damages, demands, debts, dues, extents, expenses, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, equity or otherwise, known or unknown ("CLAIMS"), which against the RELEASEES or any of them, the RELEASORS, their successors, affiliates and assigns, or anyone claiming through or under any of them, ever had or now have, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with any of the Agreement and Plan of Merger dated as of November 5, 1995 among First Bank System, Inc., Eleven Acquisition Corp., and First Interstate Bancorp, the related Termination Fee Agreements, Stock Option Agreements, Confidentiality Agreement (as that term is defined in the Merger Agreement) and other related agreements, the transactions contemplated thereby, the Exchange Offer, Proxy Solicitation and Consent Solicitation announced by Wells Fargo & Company on November 13, 1995, the transactions contemplated thereby, and the acquisition of First Interstate Bancorp by Wells Fargo &

Company, including without limitation all CLAIMS that were or could have been asserted in the actions captioned WELLS FARGO & COMPANY V. FIRST INTERSTATE BANCORP, ET AL., No. 14696 (Delaware Court of Chancery), FIRST BANK SYSTEM, INC. ET ANO. V. WELLS FARGO & COMPANY, No. 95-787 (United States District Court for the District of Delaware), FIRST INTERSTATE BANCORP V. WELLS FARGO & COMPANY ET AL., No. 95-800 (United States District Court for the District of Delaware), FIRST BANK SYSTEM, INC., ET ANO. V. WELLS FARGO & COMPANY (California Superior Court, County of Los Angeles) No. BC142972, JAMES T. WILLIAMSON, ET AL. V. FIRST INTERSTATE BANCORP, ET AL., No. 95-810 (United States District Court for the District of Delaware), IN RE FIRST INTERSTATE BANCORP SHAREHOLDER LITIGATION, No. 14623 (Delaware Court of Chancery), HOWARD KAPLIN, DERIVATIVELY ON BEHALF OF FIRST INTERSTATE BANCORP, INC. V. JOHN E. BRYSON, ET AL., No. 95-7954 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. 95-8047 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. BC139665, (California Superior Court, County of Los Angeles), other than any CLAIMS arising with respect to any breach that occurs on or after the date hereof of the Confidentiality Agreement, the Agreement of even date executed by First Bank System, Inc., Eleven Acquisition Corp., First Interstate Bancorp, and Wells Fargo & Company, or Sections 6.2(b), 8.2 or 9.3 of the Merger Agreement.

          To ensure that this RELEASE is enforced in accordance with its terms, the RELEASORS and the RELEASEES hereby acknowledge that each of them is familiar with section 1542 of the Civil Code of California and knowingly and voluntarily waives any rights or protections afforded by that Section, which provides as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The RELEASORS and the RELEASEES also knowingly and voluntarily waive all rights and benefits they may have under comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.

          This RELEASE is governed by and shall be construed and interpreted in accordance with the laws of the State of New York.

          This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASORS and the RELEASEES.

          IN WITNESS WHEREOF, the RELEASORS have executed this RELEASE on the 23rd day of January, 1996.



FIRST BANK SYSTEM, INC.            ELEVEN ACQUISITION CORP.



By: /s/ Lee R. Mitau               By: /s/ Lee R. Mitau
    --------------------------         --------------------------


Name:   Lee R. Mitau              Name:    Lee R. Mitau
      ------------------------           ------------------------


Title: Executive Vice President,
       General Counsel and
       Secretary                   Title: EVP and Secretary
       -----------------------            -----------------------

STATE OF MINNESOTA  )
                    )
COUNTY OF HENNEPIN  )


               On January 23, 1996 before me personally came Lee R. Mitau, to me known, who, being by me duly sworn, did depose and state that he is the EVP, General Counsel and Secretary of First Bank System, Inc. and the EVP and Secretary of Eleven Acquisition Corp., the entities described in and that executed the foregoing RELEASE and that he is duly authorized by the Boards of Directors of First Bank System, Inc. and Eleven Acquisition Corp. to execute said RELEASE on behalf of First Bank System, Inc. and Eleven Acquisition Corp.

[STAMP]

                              /s/ Rae Jean Armstrong
                              ------------------------------
                              Notary Public

                                                                       EXHIBIT C


                                 LIMITED RELEASE

          Wells Fargo & Company ("RELEASOR"), for valuable consideration, including the release of even date executed by First Bank System, Inc. and Eleven Acquisition Corp. in favor of RELEASOR, the receipt of which is hereby acknowledged, releases and discharges First Bank System, Inc., its subsidiaries and affiliates (including without limitation Eleven Acquisition Corp.) and their present and former directors, officers, stockholders, employees, agents, attorneys, successors and assigns (collectively, with First Bank System, Inc., "RELEASEES") from all actions, accounts, agreements, bonds, bills, causes of action, claims, covenants, contracts, controversies, damages, demands, debts, dues, extents, expenses, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, equity or otherwise, known or unknown ("CLAIMS"), which against the RELEASEES or any of them, the RELEASOR, its successors, affiliates and assigns, or anyone claiming through or under any of them, ever had or now has, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with any of the Agreement and Plan of Merger dated as of November 5, 1995 among First Bank System, Inc., Eleven Acquisition Corp., and First Interstate Bancorp, ("Merger Agreement"), the related Termination Fee Agreements, Stock Option Agreements, Confidentiality Agreement (as that term is defined in the Merger Agreement) and other related agreements, the transactions contemplated thereby, the Exchange Offer, Proxy Solicitation and Consent Solicitation announced by Wells Fargo & Company on November 13, 1995, the transactions contemplated thereby, and the acquisition of First Interstate Bancorp by Wells Fargo & Company, including without limitation all CLAIMS that were or could have been asserted in the actions captioned WELLS FARGO & COMPANY V. FIRST INTERSTATE BANCORP, ET AL., No. 14696 (Delaware Court of Chancery), FIRST BANK SYSTEM, INC. ET ANO. V. WELLS FARGO & COMPANY, No. 95-787 (United States District Court for the District of Delaware), FIRST INTERSTATE BANCORP V. WELLS FARGO & COMPANY ET AL., No. 95-800 (United States District Court for the District of Delaware), FIRST BANK SYSTEM, INC., ET ANO. V. WELLS FARGO & COMPANY (California Superior Court, County of Los Angeles) No. BC142972, JAMES T. WILLIAMSON, ET AL. V. FIRST INTERSTATE BANCORP, ET AL., No. 95-810 (United States District Court for the District of Delaware), IN RE FIRST INTERSTATE BANCORP SHAREHOLDER LITIGATION, No. 14623 (Delaware Court of Chancery), HOWARD KAPLIN, DERIVATIVELY ON BEHALF OF FIRST INTERSTATE BANCORP, INC. V. JOHN E. BRYSON, ET AL., No. 95-7954 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. 95-8047 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. BC139665, (California Superior Court, County of Los Angeles), other than any CLAIMS arising with respect to any breach that occurs on or after the date hereof of the Confidentiality Agreement, the Agreement of even date executed by First Bank System, Inc., Eleven Acquisition Corp., First Interstate Bancorp, and Wells Fargo & Company, or of Sections 6.2(b), 8.2 or 9.3 of the Merger Agreement.

          To ensure that this RELEASE is enforced in accordance with its terms, the RELEASOR and the RELEASEES hereby acknowledge that each of them is familiar with section 1542 of the Civil Code of California and knowingly and voluntarily waives any rights or protections afforded by that Section, which provides as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The RELEASOR and the RELEASEES also knowingly and voluntarily waive all rights and benefits they may have under comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.

          This RELEASE is governed by and shall be construed and interpreted in accordance with the laws of the State of New York.

          This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASOR and the RELEASEES.

          IN WITNESS WHEREOF, the RELEASOR has executed this RELEASE on the 23rd day of January, 1996.

                                 WELLS FARGO & COMPANY

                              By: /s/ Guy Rounsaville, Jr.
                                  -------------------------------


                              Name:   Guy Rounsaville, Jr.
                                    -----------------------------


                              Title:   General Counsel
                                     ----------------------------

STATE OF CALIFORNIA    )
                       )
COUNTY OF SAN FRANCISCO)


               On January 23, 1996 before me personally came Guy Rounsaville, to me known, who, being by me duly sworn, did depose and state that he is the General Counsel of Wells Fargo & Company, the entity described in and that executed the foregoing RELEASE and that he is duly authorized by the Board of Directors of Wells Fargo & Company to execute said RELEASE on behalf of Wells Fargo & Company.

[STAMP]

                              /s/ C. Peregoy
                              ------------------------------
                              Notary Public

                                                                       EXHIBIT D


                                 LIMITED RELEASE

          First Interstate Bancorp ("RELEASOR"), for valuable consideration, including the release of even date executed by First Bank System, Inc. and Eleven Acquisition Corp. in favor of RELEASOR, the receipt of which is hereby acknowledged, releases and discharges First Bank System, Inc., its subsidiaries and affiliates (including without limitation Eleven Acquisition Corp.) and their present and former directors, officers, stockholders, employees, agents, attorneys, successors and assigns (collectively, with First Bank System, Inc., "RELEASEES") from all actions, accounts, agreements, bonds, bills, causes of action, claims, covenants, contracts, controversies, damages, demands, debts, dues, extents, expenses, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, equity or otherwise, known or unknown ("CLAIMS"), which against the RELEASEES or any of them, the RELEASOR, its successors, affiliates and assigns, or anyone claiming through or under any of them, ever had or now has, or may hereafter have or acquire, based upon, related to, arising from, or connected in any way with any of the Agreement and Plan of Merger dated as of November 5, 1995 among First Bank System, Inc., Eleven Acquisition Corp., and First Interstate Bancorp, the related Termination Fee Agreements, Stock Option Agreements, Confidentiality Agreement (as that term is defined in the Merger Agreement) and other related agreements, the transactions contemplated thereby, the Exchange Offer, Proxy Solicitation and Consent Solicitation announced by Wells Fargo & Company on November 13, 1995, the transactions contemplated thereby, and the acquisition of

First Interstate Bancorp by Wells Fargo & Company, including without limitation all CLAIMS that were or could have been asserted in the actions captioned WELLS FARGO & COMPANY V. FIRST INTERSTATE BANCORP, ET AL., No. 14696 (Delaware Court of Chancery), FIRST BANK SYSTEM, INC. ET ANO. V. WELLS FARGO & COMPANY, No. 95-787 (United States District Court for the District of Delaware), FIRST INTERSTATE BANCORP V. WELLS FARGO & COMPANY ET AL., No. 95-800 (United States District Court for the District of Delaware), FIRST BANK SYSTEM, INC., ET ANO.
V. WELLS FARGO & COMPANY (California Superior Court, County of Los Angeles) No. BC142972, JAMES T. WILLIAMSON, ET AL. V. FIRST INTERSTATE BANCORP, ET AL., No. 95-810 (United States District Court for the District of Delaware), IN RE FIRST INTERSTATE BANCORP SHAREHOLDER LITIGATION, No. 14623 (Delaware Court of Chancery), HOWARD KAPLIN, DERIVATIVELY ON BEHALF OF FIRST INTERSTATE BANCORP, INC. V. JOHN E. BRYSON, ET AL., No. 95-7954 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. 95-8047 (United States District Court for the Central District of California), TIMOTHY W. BRADLEY, ON BEHALF OF HIMSELF AND OTHERS SIMILARLY SITUATED V. WILLIAM E.B. SIART, ET AL., No. BC139665, (California Superior Court, County of Los Angeles), other than any CLAIMS arising with respect to any breach that occurs on or after the date hereof of the Confidentiality Agreement, the Agreement of even date executed by First Bank System, Inc., Eleven Acquisition Corp., First Interstate Bancorp, and Wells Fargo & Company, or of Sections 6.2(b), 8.2 or 9.3 of the Merger Agreement.

          To ensure that this RELEASE is enforced in accordance with its terms, the RELEASOR and the RELEASEES hereby acknowledge that each of them is familiar with section 1542 of the Civil Code of California and knowingly and voluntarily waives any rights or protections afforded by that Section, which provides as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          The RELEASOR and the RELEASEES also knowingly and voluntarily waive all rights and benefits they may have under comparable or similar statutes and principles of common law of any and all states of the United States or of the United States.

          This RELEASE is governed by and shall be construed and interpreted in accordance with the laws of the State of New York.

          This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASOR and the RELEASEES.

          IN WITNESS WHEREOF, the RELEASOR has executed this RELEASE on the 23rd day of January, 1996.


                                  FIRST INTERSTATE BANCORP

                              By: /s/ Theodore F. Craver, Jr.
                                  -------------------------------


                              Name:  Theodore F. Craver, Jr.
                                    -----------------------------


                              Title:  EVP and Treasurer
                                     ----------------------------

STATE OF CALIFORNIA      )
                         )
COUNTY OF LOS ANGELES    )


               On January 23, 1996 before me personally came Theodore F. Craver, Jr., to me known, who, being by me duly sworn, did depose and state that he is the EVP and Treasurer of First Interstate Bancorp, the entity described in and that executed the foregoing RELEASE and that he is duly authorized by the Board of Directors of First Interstate Bancorp to execute said RELEASE on behalf of First Interstate Bancorp.

[STAMP]                       /s/ Suzanne Estrada
                              ------------------------------
                              Notary Public